Exhibit 10.1

EMPLOYMENT TRANSITION AGREEMENT

THIS EMPLOYMENT TRANSITION AGREEMENT (this “Agreement”) is entered into by and between Airgain, Inc., a Delaware corporation (the “Company”), and Leo Johnson (“Employee”), effective as of March 15, 2018 (the “Effective Date”).

WHEREAS, the Company and Employee are parties to that certain Employment Agreement dated as of July 28, 2014 (the “Prior Agreement”);

WHEREAS, Employee served as the Company’s Chief Financial Officer until February 5, 2018, and the Company’s principal financial and accounting officer until March 15, 2018, at which time Employee ceased serving in such capacity but continued as an employee of the Company in a non-executive capacity; and

WHEREAS, the Company desires to continue to employ Employee, and Employee desires to continue employment with the Company, through September 30, 2019 (such date, or any earlier date on which Employee’s employment terminates pursuant to this Agreement, the “Termination Date”), on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1.	Employment Period.

(a)Employment Period. During the period (the “Employment Period”) commencing on the Effective Date and ending on the Termination Date, Employee shall continue to be employed by the Company. Employee hereby agrees that, effective as of the Termination Date, he shall automatically cease to serve as an employee (and cease to hold any other titles or officer positions he may hold) of the Company (and any of its affiliates and subsidiaries). Employee shall execute any additional documentation necessary to effectuate the foregoing. The termination of the Employment Period shall constitute Employee’s “separation from service” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

(b)Duties and Responsibilities. During the Employment Period, Employee shall report directly to the Chief Executive Officer of the Company (the “CEO”), and shall be subject to the direction of the CEO and to such limits upon Employee’s authority as the CEO may from time to time impose. Employee shall be subject to and comply with the policies and procedures generally applicable to employees of the Company to the extent the same are not inconsistent with any term of this Agreement.

(c)Exclusive Services. Employee shall at all times faithfully, industriously and to the best of his ability, experience and talent perform to the satisfaction of the CEO all of the duties consistent with his role that may be assigned to Employee hereunder and shall devote such portion of his productive time and efforts to the performance of such duties as is mutually agreed between Employee and the CEO. Subject to the terms of the Confidentiality and Inventions Assignment Agreement referred to in Section 3(b), this shall not preclude Employee

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from devoting time to personal and family investments or serving on community and civic boards, or participating in industry associations, provided such activities do not interfere with his duties to the Company, as determined in good faith by the CEO.

(d)Compensation During Employment Period. As compensation for the services to be rendered by Employee to the Company during the Employment Period, Employee shall be paid the compensation and benefits:

(i)Base Salary. For the period commencing on the Effective Date  and ending on the Termination Date, the Company shall continue to pay to Employee his base salary at the rate of $75,000 per year (the “Base Salary”), payable in accordance with the Company’s usual pay practices (and in any event no less frequently than monthly).

(ii)Bonus. Employee acknowledges and agrees that he shall not be eligible to receive an annual bonus pursuant to the Company’s annual bonus plan for 2018 or 2019.

(iii)Employee Benefits. During the Employment Period, Employee shall be entitled to participate in all employee benefit plans, programs and arrangements maintained by the Company and made available to employees generally, including, without limitation, bonus, retirement, profit sharing and savings plans and medical, disability, dental, life and accidental death and dismemberment insurance plans.

(iv)Reimbursement of Expenses. During the Employment Period, Employee shall be entitled to reimbursement for all reasonable and necessary business expenses incurred on behalf of the Company, including without limitation, travel and entertainment expenses, business supplies and communication expenses, in accordance with the Company’s policies and procedures.

(v)Paid Time Off; Vacation. During the Employment Period, Employee shall be entitled to such periods of paid time off or vacation each year as provided from time to time under the Company’s paid time off or vacation policy and as otherwise provided for similarly-situated employees.

(vi)Stock Options. During the Employment Period, Employee’s stock options shall continue to vest and be exercisable in accordance with the terms of the stock option agreements and the equity plans pursuant to which such stock options were issued.

(e)At-Will Employment; Termination. The Company and Employee acknowledge that Employee’s employment is and shall continue to be at-will, as defined under applicable law, and that Employee’s employment with the Company may be terminated by either party at any time for any or no reason, with or without notice. If Employee’s employment terminates for any reason, Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided in this Agreement. Employee’s employment under this Agreement shall be terminated immediately on the death of Employee.

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2.	Termination of Employment.

(a)Compensation Through Termination Date. On the Termination Date, the Company shall issue to Employee his final paycheck, reflecting (i) Employee’s fully earned but unpaid base salary, through the Termination Date at the rate then in effect, and (ii) all accrued, unused vacation or paid time off due Employee through the Termination Date. Subject to Sections 2(b) and (d) below, Employee acknowledges and agrees that with his final check, Employee received all monies, bonuses, commissions, expense reimbursements, paid time off, or other compensation he earned or was due during his employment by the Company.

(b)Expense Reimbursements. The Company, within thirty (30) days after the Termination Date, will reimburse Employee for any and all reasonable and necessary business expenses incurred by Employee in connection with the performance of his job duties prior to the Termination Date, which expenses shall be submitted to the Company with supporting receipts and/or documentation no later than thirty (30) days after the Termination Date.

(c)Benefits. Except as provided in Section 2(d)(i)(B) below, Employee’s entitlement to benefits from the Company, and eligibility to participate in the Company’s benefit plans, shall cease on the Termination Date, except to the extent Employee elects to and is eligible to receive continued healthcare coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for himself and any covered dependents, in accordance with the provisions of COBRA.

(d)	Termination Benefit.

(i)Upon the termination of the Employment Period for any reason other than Employee’s voluntary resignation, and subject to Employee’s continued compliance with Section 3 and Employee's execution and non-revocation of the Release (as defined below), effective as of the Termination Date:

(A)if such termination occurs prior to prior to September 30, 2019, a cash payment in an amount equal to the amount of the Base Salary Employee would have received had he remained employed by the Company through September 30, 2019 at the rate set forth in Section 1(d)(i), less applicable tax withholding, payable in a lump sum on the date that is thirty (30) days following the Termination Date;

(B)if such termination occurs prior to prior to September 30, 2019, for the period beginning on the Termination Date and ending on September 30, 2019 (or, if earlier, the date on which the applicable continuation period under COBRA expires) (the “COBRA Coverage Period”), the Company shall arrange to provide Employee and his eligible dependents who were covered under the Company’s health insurance plans as of the Termination Date with health (including medical and dental) insurance benefits substantially similar to those provided to Employee and his dependents immediately prior to the date of such termination. If the Company is not reasonably able to continue health insurance benefits coverage under the Company’s insurance plans, the Company shall provide substantially equivalent coverage under other third-party insurance sources. If any of the Company’s health benefits are self-funded as of the Termination Date, or if the Company cannot provide the foregoing benefits in a manner thatis exempt from or otherwise compliant with applicable law (including, without limitation, Section

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409A of the Code and Section 2716 of the Public Health Service Act), instead of providing continued health insurance benefits as set forth above, the Company shall instead pay to Employee an amount equal to the monthly premium payment for Employee and his eligible dependents who were covered under the Company’s health plans as of the Termination Date (calculated by reference to the premium as of the date of termination) as currently taxable compensation in substantially equal monthly installments over the COBRA Coverage Period (or the remaining portion thereof); and

(C)Effective as of the Termination Date, the vesting and/or exercisability of each of Employee’s outstanding stock options shall be automatically accelerated. Except as modified above, Employee's stock options shall continue to be governed by the terms and conditions of the stock option agreements and the Company’s equity plan pursuant to which such stock options were granted.

(ii)As a condition to Employee’s receipt of the foregoing termination benefits pursuant to this Section 2(d) above, Employee shall execute and not revoke a general release of all claims in favor of the Company (the “Release”) in the form attached hereto as Exhibit A. In the event Employee’s Release does not become effective within the thirty (30) day period following the Termination Date, Employee shall not be entitled to the aforesaid payments and benefits. The termination benefits set forth in Section 2(d) above will represent full satisfaction of the Company’s severance obligations to Employee and Employee shall not be eligible for any termination benefits under the Prior Agreement, which is hereby expressly superseded and terminated.

(iii)In the event of Employee’s termination of employment with the Company, Employee’s sole remedy shall be to receive the payments and benefits described in this Section 2(d). The foregoing termination benefits shall be the only severance or termination benefits to which Employee will be entitled and will be in lieu of any severance or termination benefits under any severance plan or program of the Company, including the Prior Agreement.

3.	Confirmation of Continuing Obligations.

(a)Confidential Information Obligations. Employee acknowledges that Employee continues to be bound by the Confidentiality and Inventions Assignment Agreement, which is attached hereto as Exhibit B, or any other agreement governing the use of the Company’s confidential information that Employee signed in connection with Employee’s employment in accordance with the terms thereof.

(b)Nondisparagement. Employee agrees that Employee shall not disparage  or otherwise communicate negative statements or opinions about the Company, the members of its Board of Directors, officers, employees, shareholders or agents. The Company agrees that it shall not, and it shall instruct its officers and the members of its Board of Directors to not, disparage or otherwise communicate negative statements or opinions about Employee. Nothing in this Section 3(b) shall have application to any evidence or testimony required by any court, arbitrator or government agency.

(c)Return of Property. On the Termination Date, Employee shall return to the Company all of the Company’s property, documents (hard copy or electronic files), and

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information. Employee has not and will not copy or transfer any Company information, nor will Employee maintain any Company information after the Termination Date.

(d)Remedy in the Event of Breach. In addition to all other rights and remedies available to the Company under law or in equity, the Company shall be entitled to cease all termination benefits to Employee under Section 2(d) above in the event of Employee's material breach of this Section 3.

(e)Whistleblower Provision. Notwithstanding anything to the contrary contained in this Agreement or the Confidentiality and Inventions Assignment Agreement, (i) Employee will not be prevented from reporting possible violations of federal law or regulation to any United States governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation (including the right to receive an award for information provided to any such government agencies), and (ii) Employee acknowledges that he will not be held criminally or civilly liable for (A) the disclosure of confidential or proprietary information that is made in confidence to a government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (B) disclosure of confidential or proprietary information that is made in a complaint or other document filed in a lawsuit or other proceeding under seal or pursuant to court order.

4.General Relationship. Employee shall be considered an employee of the  Company within the meaning of all federal, state and local laws and regulations including, but not limited to, laws and regulations governing unemployment insurance, workers’ compensation, industrial accident, labor and taxes.

5.Knowing and Voluntary. Employee represents and agrees that, prior to signing this Agreement, Employee has had the opportunity to discuss the terms of this Agreement with legal counsel of Employee’s choosing. Employee further represents and agrees that Employee is entering into this Agreement knowingly and voluntarily. Employee affirms that no promise was made to cause Employee to enter into this Agreement, other than what is promised in this Agreement. Employee further confirms that Employee has not relied upon any other statement or representation by anyone other than what is in this Agreement as a basis for Employee's agreement.

6.	Miscellaneous.

(a)Modification; Prior Claims. This Agreement, the Confidentiality and Inventions Assignment Agreement and the Release set forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter. The Prior Agreement shall be superseded entirely by this Agreement and the Prior Agreement shall be terminated and be of no further force or effect.  This Agreement may be amended or modified only with the written consent of Employee and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

(b)Assignment; Assumption by Successor. The rights of the Company under this Agreement may, without the consent of Employee, be assigned by the Company, in its sole

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and unfettered discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder. As used in this Agreement, the “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

(c)Survival. The covenants, agreements, representations and warranties contained in or made in Sections 2, 3, 5 and 6 of this Agreement shall survive any termination of Employee’s employment.

(d)Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

(e)Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party’s rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

(f)Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by email, telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to Employee at the address listed on the Company’s personnel records and to the Company at its principal place of business, or such other address as either party may specify in writing.

(g)Non-transferability of Interest. None of the rights of Employee to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Employee. Any attempted assignment, transfer, conveyance, or other disposition (other than as aforesaid) of any interest in the rights of Employee to receive any form of compensation to be made by the Company pursuant to this Agreement shall be void.

(h)Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law provisions thereof. Employee and the Company agree that any litigation regarding this Agreement shall be conducted in San Diego, California. Employee and the Company hereby consent to the jurisdiction of the courts of the State of California and the United States District Court for the Southern District of California.

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(i)Entire Agreement. This Agreement, together with the other agreements referenced herein, constitutes the entire understanding between the parties with respect to its subject matter, superseding all prior agreements and understandings, written or oral, with respect to its subject matter. This Agreement may not be amended or modified, nor any provision hereof waived, other than by a writing signed by Employee and an authorized representative of the Company.

(j)Ambiguities. The general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any language of this Agreement is found to be ambiguous, all parties shall have the opportunity to present evidence as to the actual intent of the parties with respect to any such ambiguous language.

(k)Severability. If any sentence, phrase, paragraph, subparagraph or portion of this Agreement is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining sentences, phrases, paragraphs, subparagraphs or portions of this Agreement.

(l)Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

(m)Withholding and other Deductions. All compensation payable to Employee hereunder shall be subject to such deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order.

(n)	Code Section 409A.

(i)Notwithstanding anything to the contrary in this Agreement, no payment or benefit to be paid or provided to Employee upon his termination of employment, if any, pursuant to this Agreement that, when considered together with any other payments or benefits, are considered deferred compensation under Code Section 409A (together, the “Deferred Payments”) will be paid or otherwise provided until Employee has a “separation from service” within the meaning of Code Section 409A. Similarly, no amounts payable to Employee, if any, pursuant to this Agreement that otherwise would be exempt from Code Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9) will be payable until Employee has a “separation from service” within the meaning of Section 409A.

(ii)Notwithstanding anything to the contrary in this Agreement, if Employee is a “specified employee” within the meaning of Code Section 409A at the time of Employee’s termination of employment (other than due to death), then the Deferred Payments that are payable within the first six (6) months following Employee’s separation from service, will become payable on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of Employee’s separation from service. All subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Employee dies following Employee’s separation from service, but prior to the six (6) month anniversary of the separation from service, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Employee’s death and all other

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Deferred Payments will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

(iii)Any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations will not constitute a Deferred Payment for purposes of clauses (i) and (ii) above.

(iv)Any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A- 1(b)(9)(iii) of the Treasury Regulations that does not exceed the limits set forth therein will not constitute a Deferred Payment for purposes of clauses (i) and (ii) above.

(v)This Agreement is intended to be written, administered, interpreted and construed in a manner such that no payment or benefits provided under the Agreement become subject to (A) the gross income inclusion set forth within Code Section 409A(a)(1)(A) or (B) the interest and additional tax set forth within Code Section 409A(a)(1)(B) (together, referred to herein as the “Section 409A Penalties”), including, where appropriate, the construction of defined terms to have meanings that would not cause the imposition of Section 409A Penalties. In no event shall the Company be required to provide a tax gross-up payment to Employee or otherwise reimburse Employee with respect to Section 409A Penalties. The Company and Employee agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any Section 409A Penalties on Employee.

(vi)Any reimbursement of expenses or in-kind benefits payable under this Agreement shall be made in accordance with Treasury Regulation Section 1.409A-3(i)(1)(iv) and shall be paid on or before the last day of Employee’s taxable year following the taxable year in which Employee incurred the expenses. The amount of expenses reimbursed or in-kind benefits payable in one year shall not affect the amount eligible for reimbursement or in-kind benefits payable in any other taxable year of Employee’s, and Employee’s right to reimbursement for such amounts shall not be subject to liquidation or exchange for any other benefit.

(o)Taxes; Right to Seek Independent Advice. Employee understands and agrees that all payments under this Agreement will be subject to appropriate tax withholding   and other deductions, as and to the extent required by  law.  Employee  acknowledges  and agrees that neither the Company nor the Company’s counsel has provided any legal or tax advice to Employee and that Employee is free to, and is hereby advised to, consult with a legal or tax advisor of Employee's choosing.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

AIRGAIN, INC.

By:	/s/Anil Doradla
Name:	Anil Doradla
Title:	Chief Financial Officer and Secretary

EMPLOYEE

/s/Leo Johnson
Leo Johnson

[SIGNATURE PAGE TO EMPLOYMENT TRANSITION AGREEMENT]

EXHIBIT A

GENERAL RELEASE OF CLAIMS

This General Release of Claims (“Release”) is entered into as of this              day of             , 2019, between Leo Johnson (“Employee”), and Airgain, Inc., a Delaware corporation (the “Company”) (collectively referred to herein as the “Parties”).

WHEREAS, Employee and the Company are parties to that certain Employment Transition Agreement effective as of March 15, 2018 (the “Agreement”);

WHEREAS, the Parties agree that Employee is entitled to certain termination benefits under Section 2(d) of the Agreement, subject to Employee’s execution of this Release; and

WHEREAS, the Company and Employee now wish to fully and finally to resolve all matters between them.

NOW, THEREFORE, in consideration of, and subject to, the severance benefits payable to Employee pursuant to the Agreement, the adequacy of which is hereby acknowledged by Employee, and which Employee acknowledges that he would not otherwise be entitled to receive, Employee and the Company hereby agree as follows:

1.	General Release of Claims by Employee.

(a)In exchange for the termination benefits under Section 2(d) of the Agreement, and in consideration of the further agreements and promises set forth herein, Employee, on behalf of himself and his executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, general or limited partners, employees, attorneys, agents and representatives, and the employee benefit plans in which Employee is or has been a participant by virtue of his employment with or service to the Company (collectively, the “Company Releasees”), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which Employee has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof or on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Employee’s employment by or service to the Company or the termination thereof, including any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, and claims of any kind that may be brought in any court or administrative agency including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Civil Rights Act of 1866, and the Civil Rights Act of 1991; 42 U.S.C. Section 1981, et seq.; the Age Discrimination in

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Employment Act, as amended, 29 U.S.C. Section 621, et seq. (the “ADEA”); the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the  Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; and the California Fair Employment and Housing Act, California Government Code Section 12940, et seq.

Notwithstanding the generality of the foregoing, Employee does not release the following claims:

(i)Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(ii)Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

(iii)Claims pursuant to the terms and conditions of the federal law known as COBRA;

(iv)Claims for indemnity under the bylaws of the Company, as provided for by California law or under any applicable insurance policy with respect to Employee’s liability as an employee, director or officer of the Company;

(v)Claims based on any right Employee may have to enforce the Company’s executory obligations under the Agreement;

(vi)Claims Employee may have to vested or earned compensation and benefits;

(viii)Employee’s right to bring to the attention of the Equal Employment Opportunity Commission or the California Department of Fair Employment and Housing or any other federal, state or local government agency claims of discrimination, harassment, interference with leave rights or retaliation; provided, however, that Employee does release Employee's right to secure any damages for such alleged treatment; or

(ix)Employee’s right to communicate or cooperate with any government agency.

(b)EMPLOYEE ACKNOWLEDGES THAT HE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

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BEING AWARE OF SAID CODE SECTION, EMPLOYEE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

(c)Employee acknowledges that this Release was presented to him on the date indicated above and that Employee is entitled to have twenty-one (21) days’ time in which to consider it. Employee further acknowledges that the Company has advised him that he is waiving his rights under the ADEA, and that Employee should consult with an attorney of his o choice before signing this Release, and Employee has had sufficient time to consider the terms of this Release. Employee represents and acknowledges that if Employee executes this Release before twenty-one (21) days have elapsed, Employee does so knowingly, voluntarily, and upon the advice and with the approval of Employee’s legal counsel (if any), and that Employee voluntarily waives any remaining consideration period.

(d)Employee understands that after executing this Release, Employee has the right to revoke it within seven (7) days after his execution of it. Employee understands that this Release will not become effective and enforceable unless the seven (7) day revocation period passes and Employee does not revoke the Release in writing. Employee understands that this Release may not be revoked after the seven (7) day revocation period has passed. Employee also understands that any revocation of this Release must be made in writing and delivered to the Company at its principal place of business within the seven (7) day period.

(e)Employee understands that this Release shall become effective, irrevocable, and binding upon Employee on the eighth (8th) day after his execution of it, so long as Employee has not revoked it within the time period and in the manner specified in clause (d) above.

(f)Employee further understands that Employee will not be given the termination benefits under Section 2(d) of the Agreement unless this Release is effective on or before the date that is thirty (30) days following the date of Employee’s termination of employment.

2.Additional Representations and Warranties By Employee.  Employee  represents that Employee has no pending complaints or charges against the Releasees, or any of them, with any state or federal court, or any local, state or federal agency, division, or department based on any event(s) occurring prior to the date Employee signs this Agreement. Subject to Section 3(e) of the Agreement, Employee further represents that Employee will not in the future, file, participate in, encourage, instigate or assist in the prosecution of any claim, complaints, charges or in any lawsuit by any party in any state or federal court against the Releasees, or any of them. unless such aid or assistance is ordered by a court or government agency or sought by compulsory legal process, claiming that the Releasees, or any of them, have violated any local, state or federal laws, statutes, ordinances or regulations based upon events occurring prior to the execution of this Agreement. Nothing in this Section 2 is intended to affect your right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.

3.Warranty. Employee acknowledges that, other than the compensation set forth in Section 2(d) of the Agreement, Employee has received all wages, accrued but unused vacation

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pay, and other benefits due to Employee as a result of Employee’s employment with and termination from the Company.

4.Ambiguities. The general rule that ambiguities are to be construed against the drafter shall not apply to this Release. In the event that any language of this Release is found to be ambiguous, all parties shall have the opportunity to present evidence as to the actual intent of the parties with respect to any such ambiguous language.

5.Severability. If any sentence, phrase, paragraph, subparagraph or portion of this Release is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining sentences, phrases, paragraphs, subparagraphs or portions of this Release.

6.Governing Law. This Release will be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law provisions thereof. Employee and the Company agree that any litigation regarding this Release shall be conducted in San Diego, California. Employee and the Company hereby consent to the jurisdiction of the courts of the State of California and the United States District Court for the Southern District of California.

7.Entire Agreement. This Release, together with the other agreements referenced herein, constitutes the entire understanding between the parties with respect to its subject matter, superseding all prior agreements and understandings, written or oral, with respect to its subject matter. This Release may not be amended or modified, nor any provision hereof waived, other than by a writing signed by Employee and an authorized representative of the Company.

8.Counterparts. This Release may be executed in one or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

(Signature Page Follows)

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PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

THE UNDERSIGNED AGREE TO THE TERMS OF THIS AGREEMENT AND VOLUNTARILY ENTER INTO IT WITH THE INTENT TO BE BOUND THEREBY.

Dated:	, 2019
Leo Johnson

Dated:	, 2019	AIRGAIN, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO RELEASE]

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